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THIS INDENTURE made this 27th day of August 1998

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT


BETWEEN:
                            Urigold Holdings Ltd.



                        hereinafter called the "Landlord"

                                OF THE FIRST PART

                                     - and -




                               I-STAT Canada Ltd.




                         hereinafter called the "Tenant"

                               OF THE SECOND PART


                             SECTION I - DEFINITIONS


1.01 "Architect"

     Is one qualified to practice in Ontario named by the Landlord; and whose certificate or opinion provided for herein shall be final and binding on all parties hereto.

1.02 "Common Area"

     Means all that part of the Property not leased to Tenant of the Property and includes parking areas; equipment and installations provided or designated by the Landlord for the use of the Tenant, its employees, customers and others in common with similar rights granted by the Landlord.

1.03 "Proportionate Share"




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     Means a fraction the numerator of which is the Rentable area of the Leased
     Premises and the denominator is the Rentable area of the Building.

1.04 "Rentable Area Of The Leased Premises"

     Means the area (which may be expressed in square feet) of the Leased Premises measured from the centre line of all walls separating the Leased Premises from adjacent premises and from the exterior face of all outside walls.

1.05 "Rentable Area Of The Building"

     Means the total rentable area of the building according to the latest BOMA Standard.

1.06 "Property"

     Means the particular land and all building, structures, facilities and improvements by the municipality as realty in which the leased Premises are situated and form part and more particularly described in the drawing attached hereto.





                          SECTION II - PERIOD OF LEASE


2.01 LEASED PREMISES

     In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be observed and performed, the Landlord leases and demises to the Tenant, and the Tenant rents from the Landlord, those certain premises which consist of approximately 8,000 square feet (7,400 square feet plus 8.19% for common areas), herein called the "Leased Premises", at 430 Hazeldean Road, Kanata, Ontario as outlined in red on the Floor Plan, attached herewith.

2.02 TERM

     The term of the Lease shall be for a period of five (5) years, eleven (11) months and twenty-three (23) days,



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     commencing on the 9th day of March l998 and terminating on the 28th day of
     February 2004.


                               SECTION III - RENT


3.01 BASIC RENT

     The Tenant agrees to pay to the Landlord at such place designated by the Landlord, without prior demand or deduction or set-off, as annual basic rent the annual sum of - refer to payment schedule - payable in equal monthly installments of - refer to payment schedule - each in advance on the first day of each calendar month throughout the term by post-dated cheques on an annual basis.

3.02 SERVICE RENT

     The Tenant shall also pay as service rent all money or charges required to be paid by the Tenant under the Lease as referred to in this section in the amount $1,966.67 per month (8,000 square feet @ $2.95 annually), GST extra. To be adjusted on a yearly basis.

3.03 (1)  INTENT NET LEASE

          The Tenant agrees it is intended this Lease shall be a completely triple net lease for the Landlord, that the Landlord shall not be responsible during the term for any costs, charges or expenses whatsoever arising from or relating to the Property, except payments made in connection with any mortgage affecting the Property, and except as otherwise specified. The Tenant shall pay Proportionate Share of costs and expenses of any kind relating to the Property which, without limiting the generality of the foregoing, shall include:

     (2)  (a) Real Property Taxes.

          (b) The cost of insuring the Property for fire, public liability and property damage.
          (c)  Landscaping, cleaning, snow removal and
          (d) Lighting for signs and for common areas.
          (e) Depreciation or cost of fixtures and equipment which by their nature, require periodic or substantial replacement.
          (f)  All utilities. - See note below


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          (g)  A Management Fee of fifteen percent (15%) reckoned on the total of the Service Rental for management by the Landlord.

     NOTE: The tenant will install accurate electrical meters to meter its electrical consumption and will pay monthly to the landlord for its entire electrical consumption at the same rate as the landlord is paying to Kanata Hydro plus, the administration fee.

     Until the above meters are operational the additional service rent will be at the rate of $3.85 per sq. ft. Once the meters are operational and being monitored the rate will be $2.95 per sq. ft. excluding the charge for hydro.

3.04 ANNUAL ESTIMATE

     For the first twelve months from the date hereof, the amounts paid by the tenant as Service Rent shall be estimated by the landlord. The tenant agrees to pay such amount in monthly installments in advance together with Basic Rent.

     Within 60 days from the end of the first fiscal year, the landlord shall prepare and deliver to the tenant a Statement for the previous year setting out in reasonable detail, the amount of all costs, charges or expenses comprising the Service Rent. If the aggregate monthly instalments of Service Rent actually paid by the tenant, differ from the amounts set out in the Statement, the tenant shall pay or the landlord shall refund the difference ( as the case may be) without interest within 30 days after delivery of said Statement. Such Statement shall be certified to be correct by the landlord.

3.04 A

     If landlord and tenant disagree on the accuracy of the Service Rent as set forth in the Statement, the tenant shall nevertheless make payment in accordance with any notice given by landlord, but the disagreement shall immediately be referred by the landlord for prompt decision by a mutually acceptable public accountant, architect, insurance broker or other professional consultant who shall be deemed to be acting as an expert and not as an arbitrator, and a determination signed by the selected expert, shall be final and binding on both landlord and tenant. Any adjustment required to any previous payment made by the tenant or landlord by reason of

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     any such decision shall be made within 14 days thereof, and the party required to make payment under such adjustment shall bear all costs of the expert making the decision, except where the payment represents 5% or less of the Service rent that were the subject of the disagreement, in which case the tenant shall bear all such costs.

3.04 B

     Neither party may claim a readjustment in respect of Service rent for a fiscal year if based upon any error or complication or allocation except by notice delivered to the other party within 12 months after the date of delivery of the Statement.

3.05 POST DATED CHEQUES

     The Tenant shall within five (5) days of the execution hereof and the estimate in 3.03 hereof give to the Landlord post-dated cheques for the first twelve (12) months and shall, one (1) month before each anniversary date, give twelve (12) post-dated cheques for the ensuing months to the end of the term.

3.06 INTEREST ON ARREARS, N.S.F. CHEQUES

     Rental, if not paid within five (5) days of the due date shall bear interest at the rate of two percent (2%) per month, with each month or part thereof being calculated as one month. Any cheque returned because of non-sufficient funds by a Bank shall be promptly honoured together with an administration charge of Twenty-Five Dollars ($25.00).


                      SECTION IV - TENANT'S DIRECT PAYMENTS

4.01 TAXES

     The Tenant shall pay all taxes, rates and assessment and other charges that may be levied, rated or assessed against or in respect of all inventory improvements, equipment and facilities of or against the Tenant on or in relation to the leased Premises.

4.02 TAXES - INDEMNITY BY CROWN

     If the Tenant is the Crown or an entity not liable for taxes or charges arising from its occupancy of the Leased


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     Premises, the Tenant undertakes that it will compensate and indemnify the
     Landlord for the payment of such taxes or charges the Landlord may be obliged directly or indirectly to meet.

4.03 UTILITIES

     The Tenant shall be responsible for all charges for heat, water, electricity, and any other utility used or consumed in the Leased Premises. In no event shall the Landlord be liable for interruption or failure in the supply of these utilities to the Leased Premises. In the event there shall be no separate meter for the Leased Premises and the Landlord received on bill for any of the above charges, without specific reference to the Leased Premises, the Tenant shall pay its fair allocated share of such charges.

4.04 HEATING AND HYDRO

     The Landlord shall provide heating and hydro equipment to the demised premises. The Tenant shall be permitted to pull electrical service to the demised premises for his exclusive use, the size of the service to be determined by mutual agreement by both parties. The Tenant shall pay to the Landlord his share of the electrical consumption, to be determined by installation of a sub-meter.


                   SECTION V - PARKING AND USE OF COMMON AREAS

5.01 CONTROL BY THE LANDLORD

     All Common Area and facilities from time to time provided by the Landlord, including parking areas, driveways, entrances and exits and other facilities furnished by the Landlord as the Property, shall be subject to the control and management of Landlord, who shall have the right from time to time to establish and enforce rules and regulations with respect to same.

     Wherever possible, the Landlord shall provide 30 days written notice of any changes to existing Rules and Regulation. Tenant shall be entitled to reasonable notice in writing of any breach thereof and be allowed a reasonable time to correct same.




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     Tenant shall have 24 hour access to general building service area for the purpose of emergency service. Routine maintenance to be carried out during general building business hours.



                       SECTION VI - USE OF LEASED PREMISES

6.01 TYPE OF BUSINESS

     The Tenant shall use the Leased Premises solely for the manufacture of Micro-electric products, warehousing thereof and other related uses permitted by the local zoning and for no other purpose. If any additional insurance is required as a result of the use the Tenant shall bear said cost.


                     SECTION VII - MAINTENANCE AND SURRENDER


7.01 MAINTENANCE BY THE TENANT

     The Tenant shall at all times keep the Leased Premises including entrances, glass partitions, doors, fixtures, plumbing and heating and electrical equipment in good order and repair and acknowledges same to be in good order and repair at the commencement of term.

7.02 MAINTENANCE BY THE LANDLORD

     If the Tenant neglects or refuses to make repairs or reasonably required after five (5) days notice in writing by the Landlord, the Landlord may make such repairs and charges same as rent, together with fifteen percent (15%) for overhead cost.

7.03 REPAIR ON NOTICE - SURRENDER OF PREMISES

     In addition to the obligations in this section, the Tenant shall effect all repairs according to notice from the Landlord, and at the expiration of the tenancy, the Tenant shall surrender the Leased Premises (together with all keys) in the same condition as it was upon taking possession, reasonable wear and tear excepted. Any plumbing facilities, partitions, installations or additions affixed by nails,



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     adhesives, bolts, screws or the like shall not be removed, but the Landlord may require removal of same by the Tenant and the Leased Premises restored to the condition it was in at the commencement of the tenancy. Nothing, however, shall prevent the Tenant removing motors, mechanical tools or such equipment and subsequently making good any damages to the Leased Premises resulting from such removal.


                     SECTION VIII - INDEMNITY AND INSURANCE

8.01 INDEMNIFICATION OF LANDLORD

     Unless caused by the wrongful act or omission of the Landlord or another person for whose wrongful acts or omissions the Landlord is responsible in law, the Tenant shall indemnify the Landlord and save it harmless from and against any and all claims, actions, damages, liability, expenses, legal fees and costs in connection with loss of life, personal injury or loss of or damage to property arising from any occurrence on the Leased Premises or the occupancy or use of the Leased Premises or occasioned wholly or in part by an act or omission of the Tenant, its officers, employees, customers, agents, contractors, invitees, licensees, or by anyone permitted by the Tenant to be on the Leased Premises.

8.02 PLATE GLASS

     The Tenant shall replace, at its own expense, any and all plate and other glass damaged or broken from any cause whatsoever in the Leaded Premises. The Tenant may insure or the Landlord may insure at the Tenant's cost, all plate and other glass in the Leased Premises.

8.03 INCREASE IN INSURANCE PREMIUMS

     The Tenant will indemnify the Landlord for any increase in insurance premiums caused by the Tenant's specific use of the Leased Premises.

8.04 INSURANCE ON LEASEHOLD IMPROVEMENTS

     The Tenant shall take out and keep in force throughout the Term all risks direct damage insurance upon its Leasehold Improvements, trade fixtures, goods and chattels to the full replacement value.

8.05 COMPREHENSIVE GENERAL LIABILITY INSURANCE



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     The Tenant shall take out and keep in force throughout the Term comprehensive general liability insurance in respect of the Leased Premises against claims for personal and bodily injury, death or property damage or loss arising out of all operations of the Tenant and subtenants, concessionaires, licensees and other persons conducting business on or from the Leased Premises, indemnifying and protecting the Landlord and the Tenant in an amount determined from time to time by the Landlord acting reasonably but not less than Two million dollars ($2,000,000.00) for each occurrence.

8.06 TENANT'S LEGAL LIABILITY INSURANCE

     The Tenant shall take out and keep in force throughout the Term an all risk form of Tenant's legal liability insurance to a limit of not less than fifty dollars ($50.00) per square foot of Rentable Area of the Leased Premises, including loss of use thereof.


8.07 OTHER INSURANCE

     The Tenant shall take out and keep in force throughout the Term other insurance in amounts and upon terms reasonably required from time to time by the Landlord or its mortgages.

8.08 DESCRIPTION OF INSURANCE

     All policies of insurance to be taken out by the Tenant will be with insurers reasonably acceptable to the Landlord and in form reasonably satisfactory to the Landlord and shall exclude the exercise of an claim of the insurer or insurers, whether by subrogation or otherwise, against the Landlord and against those for whom the Landlord is in law responsible. Each such policy shall name the Landlord as an additional insured as it's interests may appear and shall contain a waiver in favour of the Landlord and any mortgages of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All such insurance shall be primary insurance and shall not call into contribution any insurance carried by the Landlord or any mortgages. All policies of comprehensive general liability insurance shall contain a severability of interest and a cross-liability provision protecting the Landlord and those persons for whose acts or omissions the Landlord is in law responsible



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     against claims by the Tenant as if the Landlord and those persons were separately insured. All policies of insurance will contain a clause that the insurer will not cancel or change or fail to renew the insurance without first giving the Landlord thirty (30) days prior written notice prior to cancellation or expiry, and the Tenant shall obtain an undertaking from all insurers to that effect. The Tenant shall cause to be delivered to the Landlord a certified copy or certificate of any such policy and of each renewal of any such policy. If the Tenant fails to take out of keep in force any policy of insurance the Landlord may do so and pay the premium, and in that event the Tenant will pay to the Landlord, on demand, the amount so paid as premium plus fifteen percent (15%) for administrative overhead.

8.09 LANDLORD'S INSURANCE

     The Landlord will take out and keep in force throughout the Term on a replacement cost basis all risks direct damage insurance on the Building which may exclude the improvements upon which the Tenant is obliged to take out insurance under section 8.04, with responsible insurance companies and in an amount such as would be carried by a prudent owner. The insurance policy shall contain a waiver of subrogation against the Tenant only with respect to loss of or damage to property claims.

8.10 CANCELLATION OF INSURANCE

     If an insurance policy upon part or all of the Building is cancelled or threatened by the insurer to be cancelled, or the coverage thereunder reduced or threatened to be reduced by the insurer because of anything done or kept on the Leased Premises or any use to which they may be put, whether or not the Landlord has previously consented to such doing, keeping, or use of the leased premises, and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, reduction, or threatened reduction of coverage within five (5) working days after notice by the Landlord, the Landlord may either;

     a)   re-enter the Leased Premises in accordance with section 14.01, or

     b) enter the Leaded Premises and remedy the condition giving rise to the cancellation or reduction or threatened



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          cancellation or reduction, and the Tenant shall pay to the Landlord the cost thereof on demand, and the Landlord will not be liable for damage or injury caused to property of the Tenant or others located on the Leased Premises as a result of the entry.

8.11 LOSS AND DAMAGE

     Unless caused by the wrongful act or omission of the Landlord or another person for whose wrongful acts or omissions the Landlord is responsible in law, the Landlord is not liable for death or injury to the Tenant, however caused, or for the loss of or damage to the property of the Tenant or for business losses of the Tenant, however caused. Without limiting the generality of the foregoing, the Landlord is not liable for death, injury, loss or damage of or to persons or property resulting from fire, smoke, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing works or from the roof, street or sub- surface or from any other place or by dampness or by other cause of any king, unless caused by the wrongful act or omission of the Landlord or another person for whom the Landlord is responsible in law.


8.12 LIMITATION OF LIABILITY FOR NON-ENVIRONMENT OF OTHER LEASES, ETC.

     The Landlord is not liable to the Tenant for the nonobservance or violation by any other tenant of any rules and regulations or of such tenant's lease or the non-enforcement as against other tenants of such rules and regulations or any lease or any loss or damage arising out of such nonobservance, violation or non-enforcement.

                     SECTION IX - ASSIGNMENT AND SUBLETTING

9.01 CONSENT REQUIRED

     The Tenant will not assign this lease in whole or in part nor sublet all or any part of the Leased Premises, nor mortgage or incumbered this lease or the Leased Premises or any part thereof, nor suffer or permit the occupation of all or any part thereof by others, without the prior written consent of Landlord in each instance, which consent will not be arbitrarily withheld but such assignment shall in no way



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     affect the continuing liability of the Tenant or Guarantor of all terms hereunder. Provided always, however, that no assignment in any event shall be valid without the Tenant first offering the same to the Landlord, in which case the Landlord may accept the offer of complete assignment as an offer to surrender of the lease.


                     SECTION X - PAYMENTS - QUIET ENJOYMENT

10.01 TAXES

     The Landlord agrees to pay all real property taxes which may be levied by all municipal authorization and to recover the same as specified in this lease.

10.02 FIRE INSURANCE

     Landlord agrees to take out and to maintain in full force and effect throughout the term of this lease fire insurance with extended coverage endorsement to the amount the Landlord deems to be the value of the buildings located on the property.

10.03 QUIET ENJOYMENT

     Upon payment by the Tenant of the rent herein provided, and upon the observance and performance of the covenants, terms and conditions on the Tenant's part to be observed and performed, the Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised.

10.04 LOSS AND DAMAGE

     The Landlord shall not be liable for death or injury or damage to the property of the Tenant or of others which may occur on the Leased Premises, nor for the loss of or damage to any property of the Tenant or of others by theft or otherwise, or from any cause whatsoever. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from movement of vehicles or from fire, explosion, steam, electricity, water, rain or snow or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing works from the roof, street or sub-surface or from any other place or by dampness or by any other cause.



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                     SECTION XI - ALTERATIONS AND RELOCATION

11.01 CHANGES AND ADDITIONS TO BUILDINGS

     The Landlord reserves the right to make alterations or additions to and to build additional stories on buildings on the property.





                      SECTION XII - DAMAGE AND DESTRUCTION

12.01 (a) LIMITED DAMAGE TO PREMISES

          If all or part of the Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of the Landlord's architect, can be substantially repaired under applicable laws and governmental regulations within 120 days from the date of such casualty (employing normal construction methods without overtime or other premium), Landlord shall forthwith at its own expense repair such damage other than damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord.

12.01 (b) MAJOR DAMAGE TO PREMISES

          If all or part of the Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of the Landlord's architect, cannot be substantially repaired under applicable laws and governmental regulations within 120 days from the date of such casualty (employing normal construction methods without overtime or other premium), then the Landlord may elect to terminate this Lease as of the date of such casualty by written notice delivered to the Tenant not more than 10 days after receipt of such Architect's opinion, failing which Landlord shall forthwith at its own expense repair such damage other than damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord.


12.01 (c) ABATEMENT

          If Landlord is required to repair damage to all or part of the Premises under subparagraph 12.01 (a) or 12.01 (b)



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          the Rent payable by Tenant hereunder shall be proportionately reduced to the extent that the Premises are thereby rendered unusable by Tenant in its business, from the date of such casualty until five days after completion by Landlord of the repairs to the Premises (or the part thereof rendered untenantable) of until Tenant again uses the Premises ( or part thereof rendered untenantable) in its business, whichever occurs first.

12.01 (d) MAJOR DAMAGE TO BUILDING

          If all or a substantial part (whether or not including the Premises) of the Building is rendered untenantable by damage from fire or other casualty to such a material extent that in the reasonable opinion of the Landlord the Building must be totally or partially demolished, whether or not to be reconstructed in whole or in part, Landlord may elect to terminate this Lease as of the date of such casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to Tenant not more than 60 days after the date of such casualty.

12.01 (e) LIMITATION ON LANDLORD'S LIABILITY

          Except as specifically provided in this paragraph 12.01, there shall be no reduction of Rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repair resulting therefrom in or to any portion of the Building or the Premises, unless the injury is caused by Landlord, its agents, servants or invitees.

                          SECTION XIII - EXPROPRIATION

13.01 TOTAL EXPROPRIATION OF LEASED PREMISES

     If the Leased Premises is expropriated for any purpose, by any entity empowered to do so, then the term of this lease shall cease and terminate, but the right and claim of the Tenant shall in no way be abridged.

13.02 COMPENSATION




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     The Tenant shall not be entitled to any part of the Landlord's compensation, but nothing herein shall prevent the Tenant from making such claim against the expropriating authority as the Tenant may see fit.


                         SECTION XIV - DEFAULT OF TENANT

14.01 RIGHT TO RE-ENTER

     In the event of any failure of the Tenant to pay any rental due hereunder within ten (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this lease to be observed or performed by the Tenant or if the Tenant or any Guarantor of this lease shall become bankrupt or insolvent or file any proposal under the Bankruptcy Act or similar legislation, or if a Receiver is appointed for all or a portion of the Tenant's or Guarantor's property, or the Tenant makes a sale in bulk, or if the Tenant shall abandon or commence to take steps whereby the Landlord may reasonably assume the Tenant intends to abandon the Leased Premises, or suffer this lease or any of it's assets to be taken under any Writ of Execution, or if re-entry is permitted under any other terms of this lease, then the Landlord, besides any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

14.02 RIGHT TO RE-LET, ACCELERATE RENT

     Should the Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings,or pursuant to any notice provided for, it may either terminate this lease or it may from time to time without terminating this lease make such reasonable alterations and repairs it deems necessary in order to re-let the premises, and re-let said premises or any part thereof for such term or terms, which may be for a term extending beyond the term of this lease, and at such rental or rentals and upon such other terms and conditions as the Landlord in it's sole discretion may deem advisable; the


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     costs of such re-letting shall include brokerage and solicitor's fees chargeable hereunder. Nevertheless, the next three (3) months basic rent and service rent on default shall accelerate and become immediately due and payable.

14.03 DISTRESS

     In case of removal by Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow same to whatever place same have been taken and shall be deemed to have the right to remove the same and place them under distress and in so doing remove any locks or open any doors for the same, the costs of any claim of damages arising therefrom shall be payable by the Tenant. Distress may be made by the Landlord for arrears of rental and in such event for the next three (3) months basic and service rent, and upon ten (10) days written notice by the Landlord to the Tenant.

14.04 NO ENCUMBRANCE SUPERIOR TO DISTRESS

     The Tenant agrees, and notice is hereby given to all other persons that any Debenture, Chattel Mortgage, Bill of Sale, Assignment or other instrument which shall purport to give priority to any person on any chattel of the Tenant brought on the Leased Premises shall be null and void against the Landlord pursuing distress for rent against the Tenant.


                         SECTION XV - ACCESS BY LANDLORD

15.01 RIGHT OF ENTRY

     The Landlord or it's agents, shall have the right on providing reasonable notice to the Tenant (except in an emergency, where no notice is required) to enter the Leased Premises at reasonable times to examine same, and to show it to prospective purchasers, lessees or mortgagees. The Landlord shall have the right to place "for rent" signs on the Leased Premises two
     (2) months prior to the termination of this lease.


                       SECTION XVI - RULES AND REGULATIONS

16.01 RULES AND REGULATIONS



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     The Tenant agrees to comply with and observe rules and regulations adopted and promulgated by the Landlord from made a part of this lease.


                          SECTION XVII - MISCELLANEOUS

17.01 NO TACIT RENEWAL

     In the event the Tenant remains in possession of the Leased Premises after the end of the term hereof and without the execution and delivery of a new lease, there shall be not tacit renewal of this lease, and the Tenant shall be deemed to be occupying the Leased Premises as a Tenant from month to month, mutatis mutandis under terms hereunder but terminable by the landlord or the tenant giving written notice to the other of at least 60 days.

17.02 GARBAGE AND REFUSE

     Removal of garbage and refuse is the responsibility of the Tenant. The cost of garbage and refuse collection is to be borne by the Tenant. The Tenant shall not store goods or equipment outside the Leased Premises but if done, the Landlord shall at the Tenant's cost remove same.

17.03 WAIVER-LEGAL COSTS

     The waiver by the Landlord of any breach of a term covenant or condition herein contained shall be deemed to be a waiver of such term, covenant or condition only and any subsequent breach of the same or any other term, covenant or condition herein contained shall not be deemed to be waived. Any legal costs arising from breach of any covenant by the Tenant shall be recoverable by the Landlord against the Tenant on a solicitor and client basis.

17.04 ACCORD AND SATISFACTION

     No payment by the Tenant or receipt by the Landlord of a lesser amount than monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent.

17.05 ENTIRE AGREEMENT




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     This lease sets forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon the Landlord or the Tenant unless reduced to writing and signed by both parties.

17.06 ARCHITECT

     In the event of any change, alteration or addition to any or on the Leased Premises or the placing or location of parking stalls, or of loading facilities or the necessity of repair or upkeep by the Tenant, or placing of lighting fixtures or traffic directions, the Landlord may obtain the opinion of the Architect.

17.07 NOTICES

     Any notice, demand, request or other instrument which may be required to be given under this lease shall be in writing and delivered or sent by registered mail postage prepaid;

     (a) To the Landlord, or such other address as the Landlord may designate by written notice as Urigold Holdings Ltd., 88A Jamie Avenue, Nepean, Ontario, K2E 6T6.
     (b) To the Tenant at 436 Hazeldean Road, Kanata, Ontario or at such other address as the Tenant shall designate by written notice; which address may be changed upon notice in writing. Any such notice, demand, request or consent shall be conclusively deemed to have been given or made on the day upon which such notice, demand, request or consent is delivered, or, if mailed, then on the fifth (5th) business date following the date of mailing.

17.08 REGISTRATION

     The Tenant may at its cost register a notice of Lease Abstract at the Registry office.

17.09 EXTERIOR SIGN

     The Tenant may maintain an appropriate sign in a location and of size, type, material, design and method of


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     affixation as shall have the prior written approval of the Landlord,which approval may not be arbitrarily or unreasonably withheld. In the event of any violation hereof, the Landlord will be at liberty to remove same, the cost (plus fifteen percent [15%] for an administration fee) to be born by the Tenant.


17.10 LANDLORD TO INCLUDE REPRESENTATIVES

     Whenever the word "Landlord" is used in the present lease, it shall be deemed to include the Landlord or it's duly authorized representatives.

17.11 GOVERNING LAW - TITLE

     This lease shall be construed and governed by the Laws of the Province of Ontario.

17.12 RULES AND REGULATIONS

     The rules and regulations attached hereto form part of this lease and may be amended from time to time by the Landlord.

17.13  SPECIAL PROVISIONS

     (a)  Signage

          It is also understood and agreed that any signage to be installed on the building is regulated by the Landlord's standards, size and location for approval.

     (b)  Option To Renew

          i) The Landlord grants to the Tenant the option to renew this lease for one renewal term for five years; provided that in order to exercise its option for the renewal period the Tenant shall give the Landlord notice thereof in writing not less than three (3) months before the date of expiry of the term. The renewal pursuant to this proviso shall be on the terms and conditions contained in this lease except:




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               A)   there shall be no additional right of renewal, and

               B) the rent payable by the Tenant in the renewal period shall be comparable to the rent for similar lands and buildings within the City of Kanata, prevailing at the beginning of the renewal period.

               ii)  ARBITRATION OF RENT ON RENEWAL

               If the Landlord and Tenant are unable to agree upon the rent for the renewal term either of them may, at least two calendar months before the expiration of the initial term appoint an arbitrator and give notice of the appointment to the other. The other shall within ten days nominate a second arbitrator and give notice thereof to the other party and to the first appointed arbitrator. If the other part fails to make the appointment, it shall be made by a Judge of the Ontario Court (General Division) on the application of the party which has appointed the first appointed arbitrator. Within one month after the appointment of the second arbitrator, the two arbitrators shall decide upon a proper sum as rent for the Leased Premises for the renewal term.

               (iii) THIRD ARBITRATOR

               If the two arbitrators first appointed do not agree to fixing the rent within the time above limited, they shall forthwith agree upon a third arbitrator and the decision of the three arbitrators or any two of them shall determine the rent for the Leased Premises for the renewal term. If the two arbitrators first appointed are unable to agree on a third arbitrator, his appointment shall be made by a Judge of the Ontario Court (General Division). If the decision of the arbitrators is delayed beyond the commencement of the renewal term the Tenant shall continue to pay rent as if the original term had not expired, and when the rent for the renewal term is decided upon, the Landlord shall refund the overpayments of rent (if any) and the Tenant shall pay the deficiency in rent payments (if any.

          (c)  Right of First Refusal


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



               Provided that the Tenant is not in default of any of the provisions of the Lease, then Tenant shall, have a first right of refusal to lease that portion of the premises which immediately adjoining the Leased Premises and shown in the approximate location hatched in red on Schedule "C" hereof (the "Additional Premises"). If the Landlord receives a bona fide offer to lease (the "Offer") the Additional Premises which Landlord is willing to accept, then Landlord shall forthwith deliver a true copy of the Offer to Tenant and, on receipt thereof, Tenant shall have seven (7) days within which to submit a written offer to lease as contained in the Offer, and if Tenant does so, Landlord shall lease the Additional Premises to Tenant, and Tenant shall forthwith enter into a lease amending agreement prepared by Landlord whereby the Additional Premises shall form a part of the premises, and the terms of the Lease shall govern the Tenancy of the Additional Premises, save as otherwise set forth in the Offer. If the Tenant fails to submit a written offer to lease the Additional Premises within the seven (7) day period in the manner aforesaid, then Tenant shall be deemed to have waived its first right of refusal hereby granted, and the Landlord shall be free to lease the Additional Premises pursuant to the Offer, so long as the Lease for the Additional Premises shall not have a term which exceeds one (1) year and so long as the lease does not contain an option to renew the Lease of the Additional Premises. In the event that the Additional Premises are leased to a party other than the Tenant, the Tenant shall enjoy the right of first refusal on a yearly basis, at the time that the Lease for the Additional Premises is up for renewal. In any event the Tenant shall not have the right of first refusal to no more space than that which is outlined on Schedule "C".

          (d)  Parking

               The Tenant shall have the use of four (4) parking spaces and a proportionate number according to any additional space subsequently leased.

          (e)  Common Loading and Hallway

               The Tenant, throughout the Term of the Lease and any subsequent renewals, shall have the use in common with



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               the other tenants of the building, both loading docks and the loading hallway.

          (f)  Registration of Lease

               Tenant will not register or permit the registration on its behalf of this lease or an assignment of this lease in this form in any land registry office. If either party wishes to register a document for the purpose of giving notice of this lease or of an assignment of this lease then upon request of that party, both parties will join in the execution of a short form or notice of this lease ("short form"). Landlord or its solicitors will prepare the short form and all other related documentation required for registration at Tenant's expense, but containing no more information than is permitted under this section. The short form will provide for and require Landlord's consent to the registration of the document and will contain no more than the following information concerning the lease: a description of the parties, the Premises, the Commencement Date, the expiration date of the Term and any renewal or extension rights. The short form will not identify space in respect of which Tenant has rights of expansion but the definition of "Premises" in the short form may contain the following phrase: "including such additional space as may be taken up from time to time pursuant to the lease". Tenant will be responsible for payment of all costs, expenses and fees necessary for the registration of filing of the application to register the short form or of any assignment of the lease and Tenant will complete all necessary affidavits required for registration purposes.



IN WITNESS WHEREOF the parties hereto have executed this Indenture in the presence of:



                                 Urigold Holdings Ltd.



-----------------------          ---------------------------
Witness                          Per:  Mr. U. Goldberg, P. Eng.



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






                                 I-STAT Canada Ltd.



-----------------------          ---------------------------
Witness                          Per:




                                   REGULATIONS


1) No means of ingress to or egress from the Premises or the Building shall be obstructed.

2) The doors, windows of the Premises which reflect or admit light into any part of the Building shall not be covered or otherwise obstructed and no shades, screens, blinds or awnings shall be put up, on or overt any door or window except such as shall be provided by the Landlord or approved by it in writing.

3) The Landlord reserves the right to limit the weight and to prescribe the position in the Premises of all metal safes, furniture, equipment and machinery and stock of merchandise. No such articles which while being moved might damage the Building shall be brought onto or removed from or relocated in the Premises except at such hours and in such manner and subject to such conditions and precautions as the Landlord may prescribe. Any damage thereby occasioned by the Tenant or any person subject to the Tenant shall be made good at the expense of the Tenant.

4) Water closets and plumbing fixtures shall be used only for the purposes for which they provided.

5) All garbage must be properly wrapped and placed in proper sanitary receptacles and no garbage receptacle therefor shall be placed outside the premises except at such hours as the Landlord or the Municipal Authorities may prescribe. The Tenant shall be responsible for disposal of all it's garbage from the Land and Building.



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6)   Nor wires or pipes shall be introduced into the Building and no spikes, nor screws or nails shall be put into the walls or woodwork of the Building without the prior consent of the Landlord and no telephone, telegraph or alarm system shall be installed in the Premises unless and until the method of installation has been approved in writing by the Landlord.

7) No animal or bird shall be kept on the Premises or brought into the Building.

8)   No one shall use the Premises as a sleeping apartment.

9) Windows and doors must not be left open so as to admit rain or snow or so as to interfere with the heating of the Building.

10) No radio or television aerial or antenna shall be affixed to any part of the Building without the written consent of the Landlord which consent may be arbitrarily withheld or if given may be withdrawn at any time for any reason.

11) No musical instruments, record player or radio or television receiving set with loud speaker(s) shall be played or used in the Building during the daytime hours so as to constitute a nuisance or annoyance to other occupants of the Building.

12) If the Tenant replaces any lock placed on any door with a lock of Medco design or any other high security design whatever, it shall on or before the expiry of this lease replace that new lock with a lock equal in quality and comparable in design to the lock originally installed on the Premises. Upon the expiration or prior termination of this lease, the Tenant shall surrender all keys of the Premises or the Building and shall reimburse the Landlord for the cost of replacing any such keys which the Tenant fails to surrender.

13) All wheeled vehicles used within the Building shall be equipped with rubber wheels and be constructed so as not to damage the Building or it's fabrics.



                                  SCHEDULE "A"


1) It is understood and agreed that the rental rate is computed on a triple net basis and the Tenant shall pay it's proportionate share of all operating expenses pertaining to



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     the premises which shall include but not be limited to: heat, municipal taxes, snow removal, garbage removal, water and insurance. Hydro is to be separately metered to the premises. All in accordance with Lessor standard lease.

2) The Tenant may make such alterations which the Tenant deems necessary to any part of the Premises and may install any fixtures, articles and improvements on the Premises and the term, any of the fixtures, articles and improvements affixed or brought up to the Premises, doing no damage by such removal or making good any damage so cause, all subject to the Landlord's approval.

     All additions & alterations must be in strict accordance with prevailing bylaws rules and regulations including fire, codes and any rules and regulations of municipalities or entities having jurisdiction. The additions and alterations are to be at the tenant's sole expense and are all subject to the Landlord's approval. Such approval will not be unreasonably with held.



3) The Tenant shall not assign the Lease, nor sub-let or part with or share the occupation, controls or possession of the Leased Premises or any part thereof without the prior written consent of the Landlord and such consent shall not be unreasonable withheld where in the Landlord's judgement the proposed assignee or Sub-Tenant has satisfactory financial standing, business history and reputation in the community.


                                  SCHEDULE "B"


The Landlord shall undertake the following leasehold improvements, at his expense, prior to the date set for occupancy;

1)   Install a drywall fire rated demising wall as detailed on Schedule "C".

2) Install double steel doors approximately 8' x 8', off the common loading hallway as indicated on the attached Schedule "C".




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3)   Remove the entire mezzanine detailed on Schedule "C" and provide the warehouse lights to the Tenant for his use as required.

4)   Adjust the common loading dock height to 48 inches.

5) The washroom facilities currently in the warehouse space shall be expanded to provide both male and female facilities, should the Tenant expand as provided for in Clause 17.13(c) of this Agreement to the point that the new demising wall abuts the existing washrooms, these washrooms shall become exclusive use washrooms for the Tenant.

6) The Tenant throughout the term of the Lease and any subsequent renewals, shall have the use of the shelving sections which are presently installed in its leased premises.


                                PAYMENT SCHEDULE

Year One & Two - March 9, 1998 to February 28, 2000 $44,400.00 per annum.

In equal monthly installments of $3,700.00 plus applicable service rent of $2,285.00, GST extra in advance on the first day of each month throughout the term by post dated cheques on an annual basis (service rent per month will be adjusted yearly to reflect actual expenses).

Year Three & Four - March 1, 2000 to February 28, 2002 $46,250.00 per annum.

In equal monthly installments of $3,854.17 plus applicable service rent and GST in advance on the first day of each month throughout the term by post dated cheques on an annual basis (service rent per month will be adjusted yearly to reflect actual expenses).

Year Five & Six - March 1, 2002 to February 28, 2004 $48,100.00 per annum.

In equal monthly installments of $4,008.33 plus applicable service rent and GST in advance on the first day of each month throughout the term by post dated cheques on an annual basis (service rent per month will be adjusted yearly to reflect actual expenses).




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It is hereby acknowledged that the Tenant has paid Metro Suburban Realty Ltd.
the sum of $11,811.02 towards basic rent, service rent and GST for the first two
(2) months of the term.



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